Exhibit 99.1

Tattooed Chef Updates Previously Announced Cost Reduction and Expansion Initiatives;
Files Form 12b-25 Concerning the Filing of its 2022 10-K
PARAMOUNT, Calif., – March 17, 2023 – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today provided updates on both its previously announced cost reduction initiatives and current business and operating activities. The Company also announced that it has filed a Form 12b-25 with the U.S. Securities and Exchange Commission (“SEC”) to report that it will not be able to file its Annual Report on Form 10-K for the year ended December 31, 2022 (“FY 2022”) by its due date and that it is not expected to do so within the 15‑day extension period permitted by Rule 12b-25.
In November 2022, the Company announced a series of initiatives (collectively, “the plan”) designed to achieve annual cost savings of approximately $30 million, which it then believed could result in positive Adjusted EBITDA and cash flow by or around mid-year 2024. However, based on progress to date, the Company now believes that it could achieve annual cost savings of up to $40 million or more in 2023, which if achieved, would allow it to reach breakeven Adjusted EBITDA and become cash flow neutral during Q4 2023, approximately six months ahead of its original outlook. The anticipated cost savings include reductions in marketing and promotional expenses, workforce reductions, costs savings derived from operating efficiencies, new product introductions, and retail expansion.
Reduced Annual 2023 Spend
The Company continues to expect the following:
a.a reduction in 2023 marketing expenses of approximately $15 million;
b.operational and automation-derived savings of approximately $6 million, primarily driven by a reduction in labor and increased productivity in the same footprint;
c.savings of approximately $2 million associated with operating dedicated, in-house cold storage facilities; and
d.a reduction in promotional programs (contra revenue) that are estimated to produce approximately $7 million in cost savings.
In addition to the above-referenced actions, the Company has undertaken a workforce reduction plan, realigned Company resources, and is in the process of rationalizing its product portfolio, all while taking steps aimed at driving higher revenue in 2023.
Retail Expansion, New Product Launches
With respect to ongoing operating activities, the Company:
a.recorded its largest ever Information Resources, Inc. (“IRI”) total U.S. Multi-Outlet (“MULO”) for the four-week period ended January 29, 2023, as measured in syndicated sales of Tattooed Chef branded products. Tattooed Chef products are now in more than 24,000 stores across the U.S. and this number is expected to increase for the three-month period ending March 31, 2023 (“Q1 2023”);

b.reached an agreement with CVS Pharmacy, Inc. under which Tattooed Chef branded entrée bowls are launching at approximately 6,000 CVS stores across the U.S. during Q1 2023;
c.continued its previously announced Tattooed Chef branded expansion in Walmart stores, with early results indicating greater than 50% sales growth YTD for Q1 2023 as compared to the same period one year ago;
d.broadened its shelf presence for entrees, meals, and breakfast foods at existing retail locations, including Albertsons Companies (now representing approximately 40,000 total points of distribution);
e.expanded outside of the freezer aisle with the launch of new refrigerated Oat Butter Bars during Q1 2023, with initial exposure at a Tier 1 regional retailer and several other regional retailers; and
f.secured initial shelf space for Grain Free Tortilla Chips with an existing Tier 1 national retail customer beginning Q2 2023 following the commencement of production of this product in Q1 2023 at its facility in Karsten, New Mexico.
“We continue to execute a plan that we believe will reduce cash burn, reduce our annual losses, and strengthen our brand profile and retail presence,” said Sam Galletti, President and CEO. “Tattooed Chef holds a distinct position in our industry as a vertically integrated, value-added plant-based food company, and we remain focused on producing the highest quality products, pursuing innovation, and optimizing both the efficiency and utilization of our operations to unlock their inherent profitability. Although we still have much work ahead of us, we are seeing early indications of our progress on a sequential quarterly basis, with material improvements expected to manifest beginning in Q1 2023 and continuing throughout the year.”
Mr. Galletti noted that on a consecutive quarterly basis, comparing to Q3 2022 to estimated Q4 2022 metrics, the Company reduced promotional spend by approximately $2 million, operating expenses of approximately $12 million, which includes approximately $7 million in selling, general and administrative (“SG&A”), and approximately $5 million in sales and marketing (“S&M”).
Mr. Galletti concluded, “The challenges that we are confronting are significant, but so are the opportunities. As Tattooed Chef’s largest shareholder I am personally invested in our long-term success.”
Preliminary Results for the Year Ended December 31, 2022
In connection with the filing of the Form 12b-25 with the SEC, the Company has provided preliminary, select, unaudited financial results for FY 2022.
Net revenue for FY 2022 is expected to increase to approximately $234 million, compared to prior guidance of $235 - $245 million.
Gross margin for FY 2022 is expected to be approximately negative 4% - 5%, compared to prior guidance of positive 0% - 3%.
Financial Condition
The Company expects cash at December 31, 2022 of approximately $6 million.
The Company continues to require additional debt or equity capital and is pursuing multiple paths of opportunity to raise such capital as soon as practicable.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.
The selected financial information in this release is preliminary, based on the Company’s initial review of the information presented and its current expectations, and is subject to adjustment. As such, any financial information contained in this press release may differ materially from the information reflected in the Company’s financial statements for the year ended December 31, 2022.

The Company is working diligently to file its Form 10-K with the SEC as soon as practicable.
About Tattooed Chef
Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, cauliflower pizza crusts, wood-fired plant-based pizzas, handheld burritos, quesadillas, and Mexican entrees, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.
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Forward Looking Statements
This notice contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company’s financial goals, our ability to successfully reduce spending or to achieve positive EBITDA or cash flow, the scheduled release of new products, and the financial results for the year ended December 31, 2022, and other matters. These statements may discuss goals, intentions and expectations as to future plans or events, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. Forward-looking statements may be accompanied by words such as “target,” “focus,” “will” “expect,” “anticipate,” “opportunity,” “expand,” “potential” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. We caution readers not to place undue reliance upon any forward-looking statements.

INVESTORS
Stephanie Dieckmann, CFO	Devin Sullivan, Managing Director
Tattooed Chef	The Equity Group Inc.
(562) 602-0822	(212) 836-9608
dsullivan@equityny.com

David Shayne, Analyst
The Equity Group Inc.
(212) 836-9628
dshayne@equityny.com

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